                              SWIFT ENERGY COMPANY
                                     N E W S

                                                           FOR IMMEDIATE RELEASE
COMPANY CONTACT
Scott A. Espenshade
Director of Corporate Development
   and Investor Relations
(281) 874-2700, (800) 777-2412

                      SWIFT ENERGY ANNOUNCES 7% INCREASE IN
                          2006 YEAR-END PROVED RESERVES

HOUSTON, February 8, 2007 - Swift Energy (NYSE: SFY) announced today 2006 year-end proved reserves of 817 Billion cubic feet equivalent ("Bcfe"), an increase of 7% from 762 Bcfe of proved reserves at year-end 2005. Year-end 2006 proved reserves were 50% crude oil, 40% natural gas and 10% natural gas liquids.
For the full year 2006, Swift Energy replaced 178% of its 2006 production.

Swift Energy's proved reserves are located in South Louisiana (55% of proved reserves), South Texas (18%), Toledo Bend in East Texas and Central Louisiana
(14%), and New Zealand (13%). Of the total year-end 2006 proved reserves, 44%
were proved developed reserves compared to 50% proved developed at the previous year-end. Approximately 55% of the Company's proved undeveloped ("PUD") reserves at year-end 2006 are located in Swift Energy's South Louisiana region. On a field basis, Swift Energy's two long-life fields contained 48% of the Company's reserves and 36% of the Company's total PUDs - 25% in the Lake Washington area in South Louisiana and 11% in the AWP Olmos area in South Texas. All of the
Company's reserve estimates are audited annually by H.J. Gruy and Associates,
Inc., independent petroleum consultants.

Domestic proved reserves increased by 10% to 710 Bcfe compared with 644 Bcfe of domestic proved reserves at year-end 2005. Domestic proved reserves include 78
Bcfe of proved reserves attributable to the recent South Louisiana acquisitions principally in the Bayou Sale, Horseshoe Bayou, Bayou Penchant, High Island,
Jeanerette and Lake Washington fields, 75% of which were natural gas and were acquired during the fourth quarter of 2006. Domestic proved reserves made up 87%
of total proved reserves at year-end 2006. Swift Energy's two largest core properties, the Lake Washington and AWP Olmos areas, contain approximately 30%
and 18% respectively of the Company's total proved reserves. In New Zealand, year-end 2006 proved reserves declined by 10% to 106 Bcfe from 118 Bcfe at year-end 2005 due to natural production declines and lack of reserve additions from the drilling program. Drilling activity was focused on exploration activity
(5 wells), which was unsuccessful and development drilling for the conversion of
PUDs.

Terry Swift, Swift Energy Chairman and CEO, stated "Swift Energy made progress this past year in executing its long-term strategic plan. Reserves growth and technology utilization have always been strategic driving forces for the
Company. While our 2006 F&D costs were higher than our objectives, we believe that we will be able to lower our future F&D as we continue to explore for new reserves with 3D-based technologies. Our Newport and Bondi discoveries are recent examples of how we can meet our strategic objectives. Swift Energy has an exceptional staff of talented oil and gas professionals and a significant asset inventory, which we think will lead to reserve additions and lower finding and development costs over the coming years as we execute our strategic plan. Swift
Energy expects reserves to grow 4% to 6% in 2007."

Swift Energy's 2006 production was 70.2 Bcfe consisting of 56.7 Bcfe from domestic sources and 13.5 Bcfe from New Zealand. This equates to a Company-wide
2006 reserves replacement ratio of 178%. The Company also disposed of 10 Bcfe of reserves and had revisions during 2006 of 15 Bcfe. The downward revisions came primarily in the Garcia Ranch area in South Texas (~10 Bcfe), which was sold in
2006, and price sensitive revisions (~5 Bcfe). Acquisitions contributed 78 Bcfe of proved reserves, and extensions and discoveries totaled 73 Bcfe. Capital expenditures in 2006 totaled $582 million, with $212 million spent on acquisitions, $227 million spent on domestic drilling activities and $86 million spent on prospect, leasehold and facilities and an additional $57 million spent in New Zealand. All-in finding and development costs for the company were $4.29 per Mcfe, which excludes dispositions. Focusing on our domestic operations, the
Company had domestic acquisition costs of $2.73/Mcfe and domestic drilling costs were $3.13/Mcfe, excluding our $86 million in non-reserves related investments.

Swift Energy's pre-tax net present value (PV-10) of its proved reserves at year-end 2006 totaled $2.7 billion, with approximately $2.44 billion (90%)
representing domestic properties and New Zealand contributing $264 million (10%)
to the total. These values were calculated in accordance with SEC guidelines, using a domestic December 31, 2006 crude oil average realized price of $60.07 per barrel and a $5.84 per Mcfe average realized price for domestic natural gas and using $63.51 per barrel and $3.59 per Mcfe prices for New Zealand crude oil and natural gas, respectively.

                                                  SWIFT ENERGY COMPANY
               Reconciliation of PV-10 Value to Standardized Measure of Discounted Future Net Cash Flows
                                                   December 31, 2006
                                                      (Unaudited) (In Millions)

                                                                   Total            Domestic           New Zealand
PV-10 Value                                                    $     2,708         $     2,444        $         264
Future Income Taxes (discounted at 10%)                               (800)               (778)                (22)
Asset Retirement Obligation (discounted at 10%)                        (39)                (34)                 (5)
                                                               -----------         -----------        ------------
Standardized Measure of Discounted Future Net
Cash Flows relating to oil and gas reserves                    $     1,869         $     1,632        $         237
                                                               ===========         ===========        =============

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Louisiana and
Texas, as well as oil and natural gas reserves in New Zealand. Over the
Company's 27-year history, Swift Energy has shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This press release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially the availability of labor, services, supplies and facility capacity, results of exploratory and development drilling, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, production levels, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

                16825 Northchase Dr., Suite 400 Houston TX 77060
                               www.swiftenergy.com